UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 17, 2017
IRADIMED CORPORATION
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)
001-36534 (Commission File Number)	73-1408526 (IRS Employer Identification No.)

1025 Willa Springs Dr., Winter Springs, FL (Address of Principal Executive Offices)	32708 (Zip Code)
(407) 677-8022
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On July 17, 2017, Iradimed Corporation (the “Company”) and Roth Capital Partners, LLC (“Roth”) entered into an Amendment (the “Roth Amendment”) to the Warrant to Purchase Common Stock dated July 21, 2014 between the Company and Roth (the “Roth Warrant”). The Amendment extends the expiration date of the Roth Warrant to July 17, 2019 in exchange for an increase in its exercise price to $10.05.

On July 17, 2017, Iradimed Corporation (the “Company”) and Monarch Capital Group, LLC (“Monarch”) entered into an Amendment (the “Monarch Amendment”) to the Warrant to Purchase Common Stock dated July 21, 2014 between the Company and Monarch (the “Monarch Warrant”). The Amendment extends the expiration date of the Monarch Warrant to July 17, 2019 in exchange for an increase in its exercise price to $10.05.

On July 17, 2017, Iradimed Corporation (the “Company”) and Lisa Walters-Hoffert (“Walters-Hoffert”) entered into an Amendment (the “Walters-Hoffert Amendment” and, collectively with the Roth Amendment and the Monarch Amendment, the “Amendments”) to the Warrant to Purchase Common Stock dated July 21, 2014 between the Company and Roth, as partially assigned to Walters-Hoffert (the “Walters-Hoffert Warrant”). The Amendment extends the expiration date of the Walters-Hoffert Warrant to July 17, 2019 in exchange for an increase in its exercise price to $10.05.

The foregoing description of the Amendments is qualified in its entirety by reference to the full text of such documents, which are attached hereto as Exhibits 10.1 through 10.3.

Item 9.01             Financial Statements and Exhibits.

(d)           Exhibits

10.1	Roth Amendment

10.2	Monarch Amendment

10.3	Walters-Hoffert Amendment

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
IRADIMED CORPORATION

Date: July 21, 2017

	By:	/s/ Chris Scott
	Name:	Chris Scott
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document
10.1	Roth Amendment

10.2	Monarch Amendment

10.3	Walters-Hoffert Amendment